UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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NEPHROS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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___________________

Dear Stockholder:

We invite you to attend our annual meeting of stockholders at 9:00 a.m. on June 21, 2006 at the offices of Kramer Levin Naftalis & Frankel LLP located at 1177 Avenue of the Americas in New York, New York. At the meeting, you will hear a report on our operations and have a chance to meet certain of our directors and executive officers.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our directors and executive officers.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

We look forward to seeing you on the 21st of June.

Sincerely yours,

/s/ Norman J. Barta
Norman J. Barta
Chief Executive Officer &
President

May 1, 2006

NEPHROS, INC.
3960 BROADWAY
NEW YORK, NEW YORK 10032
___________________

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
June 21, 2006

Notice is hereby given that the Annual Meeting of Stockholders of Nephros, Inc. will be held at 9:00 a.m. on Wednesday, June 21, 2006, at the offices of Kramer Levin Naftalis & Frankel LLP located at 1177 Avenue of the Americas in New York, New York, for the following purposes:

1.	To elect two directors for a term of three years;
2.	To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the company’s independent registered public accounting firm for our fiscal year ending December 31, 2006; and
3.	To transact such other business as may properly come before the meeting and any adjournments thereof. We are currently unaware of any additional business to be presented at the meeting.

You must own shares at the close of business on May 1, 2006 to vote at the meeting.

In order that your shares may be represented at the meeting in case you are not personally present, please complete, sign and date the enclosed proxy/voting card and return it as soon as possible in the enclosed addressed envelope. If you attend the meeting, you may vote your shares in person, even if you have signed and returned the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Sincerely,

/s/ Norman J. Barta
Norman Barta
President
Chief Executive Officer,
Corporate Secretary
May 1, 2006

GENERAL INFORMATION

Stockholders entitled to vote

Stockholders of Nephros, Inc. (“Nephros” or the “Company”), as recorded on our stock register as of the close of business on May 1, 2006, may vote at the meeting. As of May 1, 2006, we had 12,317,992 shares of common stock outstanding. Each share of common stock outstanding on the record date is entitled to one vote on each matter of business considered at the meeting.

Mailing of proxy statement and form of proxy

This proxy statement and the accompanying form of proxy are being mailed on or around May 8, 2006, in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully. Our annual report on Form 10-KSB for fiscal 2005 is being mailed to stockholders together with this proxy statement.

How proxies work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.

You may vote for or against each of our director candidates. The election of each nominee for director requires a plurality of votes cast. Accordingly, abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which brokers or nominees do not have discretionary power) will not affect the outcome of the election.

You may vote for, vote against or abstain from voting for the proposal to ratify the appointment by the Audit Committee of our Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of Common Stock represented and voted at the Annual Meeting is required for approval of this matter. On this matter, abstentions will have the same effect as a negative vote. However, because broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal, broker non-votes will have no effect on the outcome of this matter.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares IN FAVOR of our director candidates, and IN FAVOR of the ratification of the appointment by the Audit Committee of our Independent Registered Public Accounting Firm and in our proxies’ discretion on such other matters as may properly be raised at the meeting.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote those shares.

Revoking a proxy

You may revoke your proxy by sending in a new proxy card with a later date or by sending written notice of revocation to our corporate secretary at our principal executive offices. If you attend the meeting, you may revoke in writing previously submitted proxies and vote in person.

Quorum

A majority of the voting power of the outstanding shares entitled to vote at the meeting shall constitute a quorum, whether present in person or by proxy. If you want to vote in person at the annual meeting, and you hold your Nephros stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal.

Attending in person

Only stockholders, their proxy holders and our guests may attend the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

At the meeting, two directors will each be elected to serve a three-year term that will expire at the close of our annual meeting to be held during 2009. The shares represented by the enclosed proxy will be voted to elect as directors the nominees named below, unless a vote is withheld for an individual nominee. If a nominee cannot or will not serve as a director (which events are not anticipated), the shares represented by the enclosed proxy may be voted for another person as determined by the holder of the proxies.

Board Structure

Our Board of Directors currently has eight members. The directors are divided into three classes. Directors in each class serve a term of three years. At each annual meeting, the term of one class expires. Our Class II Directors, whose terms expire at the conclusion of this annual meeting, are Donald G. Drapkin and William J. Fox.

Board Nominees

The Board of Directors has nominated Donald G. Drapkin and William J. Fox for re-election as directors. Each director nominee would serve a three-year term expiring at the close of our annual meeting to be held during 2009. Biographical information on each of the nominees is furnished below under “Directors, Director Nominees and Executive Officers.”

Vote Required

The two nominees receiving the highest number of votes cast for them at the meeting will be elected to serve for a term of three years, or until their successors are duly elected and qualified. Abstentions and broker non-votes will not affect the outcome of the election.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION (ITEM 1 OF THE ENCLOSED PROXY CARD) OF MR. DRAPKIN AND MR. FOX AS DIRECTORS.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following information is furnished with regard to the directors, the director nominees and the executive officers as of April 28, 2006.

			Director	Term
Name	Age	Position	Since	Expires
Eric A. Rose, M.D.(1)	55	Chairman of the Board and Class III Director	1997	2007
Norman J. Barta	49	President, Chief Executive Officer and Class III Director	2002	2007
Lawrence J. Centella(1)(2)(3)	65	Class III Director	2001	2007
Howard Davis	50	Class I Director	2004	2008
Donald G. Drapkin	58	Class II Director	1997	2006
William J. Fox(1)(3)	50	Class II Director	2004	2006
Bernard Salick, M.D.(2)	66	Class I Director	2005	2008
W. Townsend Ziebold, Jr.(2)(3)	44	Class I Director	1999	2008
Mark W. Lerner	52	Chief Financial Officer	N/A	N/A

(1) Member of the Audit Committee of the Board
(2) Member of the Compensation Committee of the Board
(3) Member of the Nominating and Corporate Governance Committee of the Board

Eric A. Rose, M.D. has served as chairman of our Board of Directors and a director since our inception in 1997. Dr. Rose served as our president and chief executive officer from May 1999 until July 2002. Since 1994, Dr. Rose has been the Morris and Rose Millstein/Johnson & Johnson Professor and Chairman of the Department of Surgery at the Columbia University College of Physicians and Surgeons, and Surgeon in Chief at the Columbia Presbyterian Medical Center. Dr. Rose is a director of SIGA Technologies, Inc., a publicly-traded biotechnology company focused on the design and development of novel products for the prevention and treatment of serious infectious diseases. Dr. Rose received a B.A., summa cum laude, in Psychology from Columbia University and an M.D. from Columbia University College of Physicians and Surgeons.

Norman J. Barta has served as our president and chief executive officer and as a director since July 2002, and served as our chief financial officer from October 1998 until July 2004. Mr. Barta has served as our treasurer and secretary since May 1999. Mr. Barta served as our chief operating officer from October 1999 to July 2002. From 1994 to 1997, Mr. Barta provided financial planning and management for the research and development division of National Medical Care (currently a division of the Fresenius Medical Care AG), which prior to its acquisition by Fresenius, was one of the largest dialysis providers in the world. Prior to that, Mr. Barta was a consultant for Corestates Bank, where he restructured and optimized cash management and treasury areas for the bank’s corporate and public-sector clients. Mr. Barta received a B.S. in Mathematics and Economics from Carnegie-Mellon University and an M.B.A. from the University of Chicago.

Lawrence J. Centella has served as a director of our company since January 2001. Mr. Centella serves as president of Renal Patient Services, LLC, a company that owns and operates dialysis centers, and has served in such capacity since June 1998. From 1997 to 1998, Mr. Centella served as executive vice president and chief operating officer of Gambro Healthcare, Inc., an integrated dialysis company that manufactures dialysis equipment, supplies dialysis equipment and operates dialysis clinics. From 1993 to 1997, Mr. Centella served as president and chief executive officer of Gambro Healthcare Patient Services, Inc. (formerly REN Corporation). Prior to that, Mr. Centella served as president of COBE Renal Care, Inc., Gambro Hospal, Inc., LADA International, Inc. and Gambro, Inc. Mr. Centella is also the founder of LADA International, Inc. Mr. Centella received a B.S. from DePaul University.

Howard Davis has served as a director of our company since September, 2004. Mr. Davis serves as Senior Vice President - Capital Markets with The Shemano Group, which served as lead underwriter in our initial public offering. From 1997 to 2003, Mr. Davis served as the executive vice president of GunnAllen Financial Inc., where he was the executive responsible for the investment banking and finance division. From 1990 to 1997, Mr. Davis served as the president and chief executive officer of Kensington Securities, Inc., a National Association of Securities Dealers, Inc. broker dealer. Prior to joining Kensington Securities, Inc. in 1990, Mr. Davis had served as the president, and, prior to that, as chief financial officer, of Numero Uno Franchise Corporation, a Los Angeles based franchisor of pizzeria and Italian restaurants. Mr. Davis is also a former instructor in franchising at California State University. Mr. Davis was a former member of the board of directors and the audit and compensation committees of Intelli-Check, Inc., a corporation which files reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Davis attended the University of Southern California; California State University, Northridge; and Kent State University, where he majored in Finance and Accounting.

Donald G. Drapkin has served as a director of our company since our inception in 1997. Mr. Drapkin served as our interim president, chief executive officer and treasurer from 1997 until May 1999. Mr. Drapkin has been a Director and Vice Chairman of MacAndrews & Forbes Holdings Inc. and various of its affiliates since 1987. Prior to joining MacAndrews & Forbes Holdings Inc., Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP for more than five years. Mr. Drapkin is also a director (or member of the Board of Managers, as applicable) of the following companies which are required to file reports pursuant to the Exchange Act: Allied Security Holdings LLC, Anthracite Capital, Inc., Playboy Enterprises, Inc., Revlon, Inc., Revlon Consumer Products Corporation and SIGA Technologies, Inc.

William J. Fox has served as a director of our company since September 2004. Mr. Fox currently serves as President and Chief Executive Officer and a director of LQ Corporation, Inc. (since October 2004) and as President and Chief Executive Officer and a director of Dynabazaar Inc. (since December 2004). Mr. Fox is also Vice Chairman of Barington Capital Group and its affiliates. From February 1999 until October 2004, Mr. Fox served as chairman, president, chief executive officer and a director of AKI, Inc. and president, chief executive officer and a director of AKI Holdings, Inc., a marketing and interactive advertising company. Prior to that, Mr. Fox served as president of Strategic and Corporate Development for Revlon Worldwide and chief executive officer of Revlon Technologies. From 1994 to April 1999, Mr. Fox served as a director, and from 1997 to 1999, Mr. Fox served as senior executive vice president, of both Revlon Inc. and Revlon Consumer Products Corporation. For the five years ending 1999, Mr. Fox was also senior vice president of MacAndrews & Forbes Holdings, Inc. Mr. Fox served as non-executive co-chairman of the board and a director of Loehmann’s Holding Inc. from October 2000 through October 2004 and has served as a vice-chairman of the board and a director of Hain Food Group, Inc.

W. Townsend Ziebold, Jr. has served as a director of our company since 1999. Since 2000, Mr. Ziebold has been president of Wasserstein Levered Venture Partners II, LLC, the venture capital affiliate of Wasserstein & Co., L.P., where Mr. Ziebold has led several of Wasserstein & Co., L.P.’s investments. Mr. Ziebold is a former director and non-executive chairman of Imax Corporation, and is a former director of Collins & Aikman Corporation and Maybelline, Inc. Mr. Ziebold received a B.A. in Economics from Trinity College and an M.B.A. from the Stanford School of Business.

Bernard Salick, M.D., has served as a director of our company since 2005. Dr. Salick is currently the Chairman and Chief Executive Officer of Salick Cardiovascular Centers, Inc., a company focused on the development and operation of out-patient cardiovascular centers. Over the last five years Dr. Salick has served as the CEO of the following companies: (i) Bentley Health Care, Inc., a company formed to build, own and operate out-patient cancer centers; (ii) Salick Group Holdings Ltd., LLC a company that conducts investment activities; (iii) Sandstone Horse Sales, LLC, a horse sales, breeding and training company; and (iv) Brighton Dialysis Associates Medical Group, who provides medical services to dialysis patients. Dr. Salick received a B.S. from Queens College and an M.D. from the University of Southern California.

Mark W. Lerner has served as our chief financial officer since March 6, 2006. Mr. Lerner served as a consultant to Pipeline Data Inc., a business services company that offers card processing services, from September 2003 until his employment by the Company. From May 2002 through June 2003, Mr. Lerner was Executive Vice President and Chief Financial Officer of Ramp, Inc., a healthcare information technology company whose stock was listed on the American Stock Exchange (“AMEX”). From September 2000 through April 2002, Mr. Lerner was the Chief Financial Officer and VP Finance and Development of Boardroom Inc., a direct marketer and publisher. Prior to joining Boardroom, Mr. Lerner had over twenty years of experience working in finance. Mr. Lerner received his MBA in Finance from Emory University and graduated from Columbia University’s Executive Program.

There are no family relationships between any of our directors and executive officers.

Key Employees

Gregory Collins, Ph.D. has served as our senior scientist since 1998. From 1993 to 1997, Dr. Collins was a research and development program manager at National Medical Care, where he was responsible for research and development projects relating to dialyzer cartridges and bloodlines. From 1990 to 1993, Dr. Collins served as a senior level research and development engineer at National Medical Care, where he applied basic scientific theory to practical device development using his training in solute transport, and gained technical expertise in the spinning of hollow fiber semi-permeable membranes, dialyzer cartridge design and assembly techniques, and novel test method development. Dr. Collins received a B.S., summa cum laude, in Chemical Engineering from Arizona State University and a Ph.D., magna cum laude, in Bioengineering from U.C. San Diego. Dr. Collins is 46 years old.

Nicholas Staub, B.A. has served as our Director of Sales since November 2003. From 1999 to 2003, Mr. Staub served as the Vice President of Development for Renal Ventures Management, where he was responsible for development of new dialysis clinics and co-venture relationships with Nephrologists and Hospitals. From 1986 to 1999, Mr. Staub was the Territory Manager for Cobe Laboratories/Gambro, where he marketed dialysis equipment and supplies to clinics in the Eastern United States. Mr. Staub received his B.A. in Business Administration from Menlo College of Business. Mr. Staub is 49 years old.

GOVERNANCE OF THE COMPANY

Code of Ethics

During the fiscal year ended December 31, 2004, we adopted a Code of Ethics and Business Conduct (“Code of Ethics”) for our employees, officers and directors that complies with Securities and Exchange Commission (“SEC”) regulations and AMEX listing standards. The Code of Ethics is available free of charge on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. We intend to timely disclose any amendments to, or waivers from, our code of ethics and business conduct that are required to be publicly disclosed pursuant to rules of the SEC and the American Stock Exchange by filing such amendment or waiver with the SEC.

Committees and Meetings

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are each governed by a specific charter, each of which is available on our website at www.nephros.com, and all members of these committees are independent directors. We comply with the rules promulgated by the American Stock Exchange for determining the independence of directors, as well as the Sarbanes-Oxley Act of 2002 requirements for independence of directors on the Audit Committee. Compliance with these requirements is reviewed annually by the Nominating and Corporate Governance Committee.

The Board has at least one regularly scheduled meeting per year. In addition, the Board holds special meetings whenever requested by either the Chairman of the Board, the President, the Secretary or by two or more directors. The Audit Committee has no less than one meeting per quarter. The Compensation Committee meets at least twice a year and the Nominating and Corporate Governance Committee meets at least once a year. In addition, special meetings of the Board or any Committee may be called from time to time as determined by the needs of the business.

The Board of Directors held six meetings during fiscal 2005. During 2005, all directors attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of the Board of which the director was a member. The Board of Directors allocates time at each Board meeting to meet without management present.

Audit Committee

The purpose of the Audit Committee of the Board of Directors is to represent and assist the Board in monitoring (i) accounting, auditing, and financial reporting processes; (ii) the integrity of our financial statements; (iii) our internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations; and (iv) the appointment of and evaluating the qualifications and independence of our independent registered public accounting firm. The Audit Committee’s specific responsibilities are set forth in its charter, a copy of which is attached as Exhibit A to this proxy statement. The Audit Committee currently consists of Mr. Fox (Chairman), Dr. Rose and Mr. Centella each of whom have been determined by the Board of Directors to be independent under the AMEX listing standards. From September 24, 2004 through April 29, 2005, the Audit Committee consisted of Mr. Fox (Chairman), Mr. Centella and Mr. Ziebold. Dr. Rose was appointed to the Audit Committee on February 2, 2006. The Audit Committee met six times in fiscal 2005.

The Board of Directors has determined that all Audit Committee members are financially literate under the current listing standards of the AMEX. The Board also determined that Mr. Fox qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee also serves as our Qualified Legal Compliance Committee (“QLCC”). The QLCC is responsible for investigating reports, made by attorneys appearing and practicing before the SEC in the representation of us, of perceived material violations of law, breaches of fiduciary duty or similar violations by us or any of our agents.

Compensation Committee

The purpose of the Compensation Committee of the Board of Directors is to (i) assist the Board in discharging its responsibilities with respect to compensation of our executive officers and directors, (ii) evaluate the performance of our executive officers, (iii) assist the Board in developing succession plans for executive officers and (iv) administer our stock and incentive compensation plans and recommend changes in such plans to the Board as needed. The Compensation Committee establishes the compensation of senior executives on an annual basis. The Compensation Committee currently consists of Mr. Ziebold (Chairman), Mr. Centella and Dr. Salick, all of whom have been determined by the Board of Directors to be independent under the AMEX listing standards. The Compensation Committee met twice in fiscal 2005.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee of the Board of Directors is to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing corporate procedures and policies. The Nominating and Corporate Governance Committee currently consists of Mr. Centella (Chairman), Mr. Fox and Mr. Ziebold, all of whom have been determined by the Board of Directors to be independent under the AMEX listing standards. The Nominating and Corporate Governance Committee met three times in fiscal 2005.

The entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of the stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening, and recommending candidates to the entire Board for prospective Board membership. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee also considers any qualified candidate for an open board position timely submitted by our stockholders in accordance with our established procedures.

The Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Stockholder recommendations should be submitted to us under the procedures discussed in “Procedures For Security Holder Submission of Nominating Recommendations” which is available on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. Written notice of any nomination must be timely delivered to Nephros, Inc., 3960 Broadway, New York, New York 10032, Attention: Nominating and Corporate Governance Committee, c/o Chief Financial Officer.

The Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the Board of Directors consistent with criteria established by the Committee. When considering a potential non-incumbent candidate, the Nominating and Corporate Governance Committee will factor into its determination the following qualities of a candidate: professional experience, including whether the person is a current or former Chief Executive Officer or Chief Financial Officer of a public company, integrity, professional reputation, independence and ability to represent the best interests of our stockholders.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating non-incumbent candidates for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board and the qualifications of candidates in light of these needs. The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates, including members of the Board, our management or a professional search firm. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

Stockholder Communication with the Board

Stockholders may communicate with the Board of Directors, members of particular committees or to individual directors, by sending a letter to such persons in care of our Chief Financial Officer at our principal executive offices. The Chief Financial Officer has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Chief Financial Officer will submit the correspondence to the Chairman of the Board or to any committee or specific director to whom the correspondence is directed. Procedures for sending communications to the Board of Directors can be found on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. Please note that all such communications must be accompanied by a statement of the type and amount of our securities that the person holds; any special interest, meaning an interest that is not derived from the proponent’s capacity as a shareholder, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

Director Compensation

We pay our directors $500 per meeting for Board meetings attended in person and $100 per meeting for Board meetings attended telephonically and will reimburse our directors for expenses incurred by them in connection with serving on our Board of Directors. We pay the chairman of the Audit Committee $500 per meeting for meetings of the Audit Committee.

We will grant each non-employee director who first joins our Board options to purchase 15,000 shares of our common stock in respect of such first year of service at an exercise price per share equal to the fair market value price per share of our common stock on the date of grant. We will also grant each non-employee director options to purchase 10,000 shares of our common stock at an exercise price per share equal to the fair market value price per share of our common stock on the grant date for each year of service as a member of our Board after the first year of such service.  Our executive officers shall not receive additional compensation for their service as directors.

Director Independence

The Board of Directors complies with the AMEX listing standards and reviews all commercial and other relationships of each director in making its determination as to the independence of its directors. After such review, the Board has determined that each of Mr. Centella, Mr. Davis, Mr. Drapkin, Mr. Fox, Dr. Salick and Mr. Ziebold qualifies as independent under the requirements of the AMEX listing standards.

Director Attendance at Annual Meetings

Each of our directors is expected to be present at annual meetings of our stockholders absent exigent circumstances that prevent their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard by, those present at the meeting. Last year, seven of eight directors attended the annual meeting.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (“RPAF”)

The Audit Committee of the Board of Directors has selected and appointed Deloitte & Touche LLP, independent registered public accounting firm, to audit the accounts of us and our subsidiary for the fiscal year ending December 31, 2006. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have an opportunity to make a statement should he or she desire to do so, and is expected to be available to respond to appropriate questions.

Vote Required

The proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent RPAF requires an affirmative vote of a majority of the voting power of the common stock present at the meeting in person or represented by proxy. Abstentions will have the same effect as votes against Proposal Two. However, because broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal, broker non-votes will have no effect on the outcome of this matter. Notwithstanding ratification of the appointment of Deloitte & Touche LLP as our independent RPAF for the fiscal year ending December 31, 2006, the Audit Committee may select another independent RPAF for such year without any vote of the stockholders. If the stockholders do not ratify the appointment, the matter of the appointment of independent RPAF will be considered by the Audit Committee.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION (ITEM 2 OF THE ENCLOSED PROXY CARD) OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Auditor Fees and Services

Audit Fees

Fees billed for audit services by Deloitte & Touche totaled approximately $170,000 for the fiscal year ended December 31, 2005. Such fees include fees associated with the annual audit.

Fees billed for audit services by Deloitte & Touche totaled approximately $70,000 for the fiscal year ended December 31, 2004. Such fees include fees associated with the annual audit.

Fees billed for audit services by Grant Thornton LLP (“Grant Thornton”) totaled approximately $17,500 for the fiscal year ended December 31, 2004 and such fees included fees associated with the reviews of our quarterly reports on Form 10-QSB.

Audit-Related Fees

There were no audit-related services performed by Deloitte & Touche for the fiscal years ended December 31, 2004 and 2005.

Fees for audit-related services provided by Grant Thornton totaled approximately $290,740 for the fiscal year ended December 31, 2004. Audit-related services generally include fees for review of SEC registration statements, audit transition services, business development opportunities and accounting consultations.

Tax Fees

There were no tax services provided by Deloitte & Touche LLP for the fiscal years ended December 31, 2004 and 2005.

Fees for tax services provided by a firm other than our RPAF totaled approximately $15,000 for each of the fiscal years ended December 31, 2004 and 2005. Tax services generally include fees for tax preparation and tax consultations.

All Other Fees

We did not engage Deloitte & Touche LLP to provide any information technology services or any other services during the fiscal years ended December 31, 2004 and 2005.

Pre-Approval Policies and Procedures

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Deloitte & Touche LLP. During fiscal year 2005, all services were pre-approved by the Audit Committee in accordance with this policy.

Change in Accountant

On December 21, 2004, the Audit Committee of the Board of Directors dismissed Grant Thornton as our registered independent public accounting firm and approved the engagement of Deloitte & Touche LLP as our independent RPAF to audit our financial statements for the fiscal year ending December 31, 2004.
During the fiscal years ended December 31, 2003 and 2002 and through December 21, 2004, we had no disagreement with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant
Thornton, would have caused it to make reference to the subject matter thereof in connection with its reports. During the years ended December 31, 2003 and 2002 and through December 21, 2004, there have been no events reportable pursuant to Item 304(a)(1)(iv)(B) of Regulation S-B.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board of Directors and such other matters as specified in the Committee’s charter or as directed by the Board. The Committee also has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm (or to nominate the independent registered public accounting firm for stockholder approval) and to pre-approve all auditing services and any permitted non-audit services performed by the Company’s independent registered public accounting firm, including fees and other terms.

Management has the primary responsibility for the financial statements and the reporting process including maintaining the system of internal controls, and for the preparation of the Company’s financial statements in accordance with generally accepted accounting principals, as well as the objectivity and integrity of such statements. The Company’s independent registered public accounting firm is responsible for expressing an opinion based on its audit of those financial statements as to the statements’ conformity with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Committee actively monitors and reviews these processes and financial statements. In carrying out its duties, the Committee relies in part on the information provided to it, and on the representations made to it, by management and the independent registered public accounting firm.

In this context, the Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee reviewed with the independent registered public accounting firm its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committee), and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. The Committee discussed with the independent registered public accounting firm the overall scope and plans for its audits, including the matters required to be discussed with audit committees under Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Committee reviewed the audited financial statements for the fiscal year ended December 31, 2005 with management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

In reliance on the reviews, discussions and assurances referred to above, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Committee’s charter, the Committee recommended to the Board of Directors (and the Board has approved) that the Company’s audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the SEC.

April 19, 2006	Audit Committee

William J. Fox, Chairman
Eric A. Rose, M.D.
Lawrence J. Centella

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for the oversight of the compensation of the executive officers and directors and administration of the Company’s stock and incentive compensation plans. Executive officer compensation is composed of salary, stock options and performance-based bonuses. Norman Barta, the Company’s president and chief executive officer, recommends to the Committee for approval the annual salary and any performance-based bonus (or any increase thereof) for each executive officer other than himself. The Committee applies the largely subjective and non-quantitative criteria discussed below in evaluating compensation and has not assigned any particular numerical weight to these factors. The salary of an executive officer is determined by the significance of the position to the Company, individual experience, talents and expertise, tenure with the Company, cumulative contribution to the Company’s success, individual performance as it relates to effort and achievement of progress toward particular objectives for the executive officer and to Nephros’ immediate and long-term goals, and information gathered as to comparable companies in the same industry as Nephros.

Due to Nephros’ phase of growth and development, in addition to its goal of increasing profitability, other elements of performance that are used in structuring executive compensation levels are increases in revenues, new product introductions, progress in research and development, raising new capital if necessary, strategic alliances, customer service values, cost-effective operation and the personal commitment to Nephros’ ideals and mission. The Committee believes the compensation of executive officers, including long-term incentives, is appropriate when compared to data of comparable companies. However, this belief should be considered in light of the fact that the elements of compensation of such comparable companies are not necessarily directly comparable to those of Nephros.

Although we do not have a formal bonus plan for executive officers, from time to time we award cash bonuses to certain executive officers. The amount awarded to a particular executive officer is based upon Nephros’ overall performance as discussed above, individual performance, the particular executive officer’s base salary level, and overall equity and fairness. Pursuant to an employment agreement, the Company has agreed to pay Mr. Barta a bonus equal to 10% of his salary at the time each of six milestones is achieved. These milestones are one-time in nature, and three of these milestones have been achieved to date. Each year, the Committee will set additional milestones, with the total potential payment for these additional milestones, if achieved, each year equaling at least 20% of Mr. Barta’s annual base salary as of the date the milestones are set. The Company has also agreed to pay Mr. Barta, subject to certain dollar amount limitations, a bonus of one percent of the license fee or technology access fee not tied directly to sales or expressed as a percentage of receipts or by reference to units produced which is paid to the Company with respect to any consummated licensing agreement of the End Stage Renal Disease therapy machines or dialyzer technology devices.

We grant stock options to executive officers to link the interests and risks of the executive officers with those of the Company’s stockholders. The options granted to executive officers are designed to increase in value as the price of our stock increases, as the options are typically priced at the market price of Nephros’ Common Stock on the date of grant. We base our decisions on Nephros’ performance and the individual’s performance as discussed above, base salary and bonus levels, the amount of prior option grants and length of service.

For fiscal 2005, Mr. Barta, president and chief executive officer, received salary of $285,000 and a bonus of $27,655. We made these decisions based upon a subjective analysis of his contributions to Nephros’ improved performance in the most recent fiscal year, and the above noted criteria. The Committee did not assign any particular numerical weight to any of these matters.

April 28, 2006	Compensation Committee

W. Townsend Ziebold, Jr., Chairman
Lawrence J. Centella
Bernard Salick, M.D.

EXECUTIVE COMPENSATION

The following table sets forth the annual compensation and long-term compensation awards for each of the three most recent fiscal years our chief executive officer and our other executive officers whose salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2005.

Summary Compensation Table

					Long Term Compensation
	Annual Compensation				Awards	Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options / SARs (#)	All Other Compensation ($)(4)
Norman J. Barta, President & Chief Executive Officer (1)	2005	285,000	27,655	12,233	—	616
	2004	259,754	—	12,334	40,000	645
	2003	201,635	61,350	2,851	327,567	648

Marc L. Panoff,	2005	160,000	1,199	7,753	—	346
Former Chief	2004	67,308	—	3,569	76,820	101
Financial Officer(2)(3)

(1)
Mr. Barta became our President and Chief Executive Officer during July 2002. Mr. Barta served as our chief operating officer from October 1999 until July 2002 and our chief financial officer from October 1998 until July 2004. The amount shown for Mr. Barta under Other Annual Compensation for 2005 includes income arising out of (i) matching contributions made under the Company’s 401(k) plan of $11,628 and (ii) reimbursements for transportation expenses in the amount of $605. The amount shown for Mr. Barta under Other Annual Compensation for 2004 includes income arising out of  (i) matching contributions made under the Company’s 401(k) plan of $9,507 and (ii) reimbursements for transportation expenses in the amount of $2,827. The amount shown for Mr. Barta under Other Annual Compensation for 2003 reflects income arising out of reimbursements for transportation expenses.

(2)
Mr. Panoff resigned from the Company on January 13, 2006. The amount shown for Mr. Panoff under Other Annual Compensation for 2005 includes income arising out of
(i) matching contributions made under the Company’s 401(k) plan of $6,554 and (ii) reimbursements for transportation expenses in the amount of $1,199. The amount shown for Mr. Panoff under Other Annual Compensation for 2004 includes income arising out of (i) matching contributions made under the Company’s 401(k) plan of $1,938 and (ii) reimbursements for transportation expenses in the amount of $1,631.

(3)
Mark W. Lerner began serving as the Company’s Chief Financial Officer on March 6, 2006. Mr. Lerner’s initial annual base salary is $175,000. In addition, Mr. Lerner may be awarded a bonus based on performance. Mr. Lerner also received an option to purchase 40,000 shares of our common stock under our 2004 Equity Incentive Plan. One-quarter of the option vested on the grant date and the remainder of the option will vest in three equal annual installments of 10,000 shares beginning on the anniversary of the grant date.

(4)	The amounts shown under All Other Compensation represent life insurance premiums paid by the Company.

STOCK OPTIONS

None of the named executives received stock option grants during fiscal year 2005.

OPTION EXERCISES AND HOLDINGS

The following table shows all stock options exercised by the named executives during the fiscal year ended December 31, 2005, and the number and value of options they held at fiscal year end.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
Name	Number of shares acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Norman J. Barta	—	$—	358,477	151,141	$159,552	$—
Marc L. Panoff	—	—	30,910	45,910	—	—

(1)
Value of unexercised in the money options is calculated based on the market value of the underlying shares, minus the exercise price, and assumes the sale of all the underlying shares on December 30, 2005, at a price of $1.44, which was the closing price of the common stock on the AMEX on that date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 about compensation plans under which shares of our common stock may be issued to employees, consultants or members of our Board of Directors upon exercise of options, warrants or rights under all of our existing equity compensation plans. Our existing equity compensation plans consist of our Amended and Restated Nephros 2000 Equity Incentive Plan and our Nephros, Inc. 2004 Stock Incentive Plan (together, our “Stock Option Plans”) in which all of our employees and directors are eligible to participate.

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category

Equity compensation plans approved by stockholders	2,281,854	$3.06	530,241
Equity compensation plans not approved by stockholders	0	$—	—
All plans	2,281,854	$3.06	530,241

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. A copy of each report is furnished to us.

SEC rules require us to identify anyone who failed to file a required report, or filed a required report late, during the most recent fiscal year. Based solely on a review of reports furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2005, all Section 16(a) filing requirements were complied with on a timely basis.

PRINCIPAL STOCKHOLDERS AND SHAREHOLDINGS OF MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 29, 2006, by (i) each person known to us to own beneficially more than five percent (5%) of our common stock; (ii) each director, director nominee and executive officer; and (iii) all directors, director nominees and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Ronald O. Perelman (1)	3,540,438	27.1%
Wasserstein entities (2)	1,928,564	14.8%
Wasserstein SBIC Ventures II, L.P. (3)	829,104	6.3%
WPPN, LP (4)	918,801	7.0%
Norman J. Barta (5)	388,978	3.0%
Eric A. Rose, M.D. (6)	898,519	6.9%
Lawrence J. Centella (7)	44,223	*
Howard Davis (8)	47,846	*
Donald G. Drapkin (9)	651,595	5.0%
William J. Fox (10)	88,509	*
Mark Lerner (11)	11,479	*
Bernard Salick, M.D. (12)	14,146	*
W. Townsend Ziebold, Jr. (13)	850,599	6.5%
All executive officers and directors as a group	2,995,894	22.9%

*	Represents less than 1% of the outstanding shares of our common stock.
(1)
Based on information provided in Schedule 13G filed on January 31, 2005. Mr. Perelman’s address is 35 East 62nd Street, New York, New York 10021. Mr. Perelman is the sole stockholder of MacAndrews & Forbes Holdings Inc. (formerly known as Mafco Holdings Inc.), a holding company of which MacAndrews & Forbes Inc. is a wholly-owned subsidiary.

(2)
Based on information provided in Schedule 13G filed on February 11, 2005. The Wasserstein entities include WPPN, LP, Wasserstein SBIC Ventures II, L.P., WV II Employee Partners, LLC, and BW Employee Holdings, LLC. The address of the Wasserstein entities is 1301 Avenue of the Americas, 44th Floor, New York, New York 10019. Bruce Wasserstein may be deemed to have beneficial ownership of the shares owned by the Wasserstein entities. However, Mr. Wasserstein disclaims beneficial ownership of these shares except for his pecuniary interest in 29,446 shares. The Wasserstein entities’ ownership is as follows: (i) 918,801 shares of our common stock which are owned by WPPN, LP, the general partner of which is Cypress Management Partners, LLC, the sole member of which is Cypress Capital Assets, LP, the general partner of which is Cypress Capital Advisors, LLC, an entity that may be deemed controlled by Bruce Wasserstein; (ii) 829,104 shares of our common stock which are owned by Wasserstein SBIC Ventures II, L.P., the general partner of which is Wasserstein Levered Venture Partners II, LLC, the sole member of which is Wasserstein Investments LLC, the sole member of which is Wasserstein Holdings, LLC, an entity that may be deemed controlled by Mr. Wasserstein; (iii) 5,388 shares of our common stock which are owned by WV II Employee Partners, LLC, the managing member of which is Wasserstein & Co., L.P., an entity controlled by Wasserstein Investments, LLC, the sole member of which is Wasserstein Holdings, LLC, an entity that may be deemed controlled by Mr. Wasserstein; and (iv) 175,271 shares of our common stock which are owned by BW Employee Holdings, LLC, an entity that may be deemed controlled by Mr. Wasserstein.

(3)	The same shares listed as beneficially owned by Wasserstein SBIC Ventures II, L.P. are also included in the shares listed as beneficially owned by the Wasserstein entities (See Note 2 above).
(4)	The same shares listed as beneficially owned by WPPN, LP are also included in the shares listed as beneficially owned by the Wasserstein entities (See Note 2 above).
(5)
Mr. Barta’s address is c/o Nephros, Inc., 3960 Broadway New York, New York 10032. The shares identified as being beneficially owned by Mr. Barta include 360,568 shares issuable upon exercise of options granted under the 2000 and 2004 Plans. Does not include 149,050 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but have not yet vested.

(6)
Dr. Rose’s address is c/o Nephros, Inc., 3960 Broadway New York, New York 10032. The shares identified as being beneficially owned by Dr. Rose include 153,368 shares issuable upon exercise of options granted under the 2000 and 2004 Plans. Does not include 46,467 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but have not yet vested.

(7)
Mr. Centella’s address is 3331 N. Ridge Ave, Arlington Heights, IL 60004. The shares identified as being beneficially owned by Mr. Centella include 15,813 shares issuable upon exercise of options granted under the 2004 Plan. Does not include 9,187 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but have not yet vested.

(8)
Mr. Davis’ address is 5850 Canoga Ave, #315, Woodland Hills, CA 91367. The shares identified as being beneficially owned by Mr. Davis include (i) 35,508 shares issuable upon exercise of warrants originally issued to The Shemano Group, Inc. in connection with our initial public offering and transferred to Mr. Davis; and (ii) 12,338 shares issuable upon exercise of options granted under the 2004 Plan. Does not include 12,662 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but have not yet vested.

(9)
Mr. Drapkin’s address is 35 East 62nd Street, New York, New York 10021. The shares identified as being beneficially owned by Mr. Drapkin include 141,673 shares issuable upon exercise of options granted under the 2000 and 2004 Plans. Does not include 43,957 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but have not yet vested.

(10)
Mr. Fox’s address is c/o Barington Capital Group, L.P., 888 Seventh Ave., New York, New York 10019. The shares identified as being beneficially owned by Mr. Fox include 19,338 shares issuable upon exercise of options granted under the 2004 Plan. Does not include 12,662 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but have not yet vested.

(11)
Mr. Lerner’s address is c/o Nephros, Inc., 3960 Broadway New York, New York 10032. The shares identified as being beneficially owned by Mr. Lerner’s include 11,479 shares issuable upon exercise of options granted under the 2004 Plan. Does not include 28,521 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but have not yet vested.

(12)
Dr. Salick’s address is 8900 Wilshire Boulevard Beverly Hills, CA 90211. The shares identified as being beneficially owned by Dr. Salick include 14,146 shares issuable upon the exercise of options granted under the 2004 Plan. Does not include 10,854 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but have not yet vested.

(13)
Mr. Ziebold’s address is 1301 Avenue of the Americas, 44th Floor, New York, New York 10019. The shares identified as being beneficially owned by Mr. Ziebold include (i) 829,104 shares that Mr. Ziebold, as president of Wasserstein Levered Venture Partners II, LLC, the general partner of Wasserstein SBIC Ventures II, L.P., may be deemed to beneficially own and as to which Mr. Ziebold disclaims beneficial ownership; and (ii) 21,495 shares issuable upon exercise of options granted under the 2000 and 2004 Plans. The shares identified as being beneficially owned by Mr. Ziebold do not include 5,388 shares owned by WV II Employee Partners, LLC, an employee investment vehicle in which Mr. Ziebold is a participant and as to which Mr. Ziebold disclaims beneficial ownership. Does not include 9,187 shares issuable upon the exercise of options which have been granted under our Stock Option Plans but have not yet vested.

EXECUTIVE EMPLOYMENT AGREEMENTS AND OTHER RELATIONSHIPS

Compensation Committee Interlocks and Insider Participation

As of December 31, 2005, the Compensation Committee of the Board of Directors consisted of W. Townsend Ziebold, Jr. (Chairman), Bernard Salick, M.D. and Lawrence J. Centella, each of whom is a non-employee director. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Employment Agreements

Agreement with Mr. Norman J. Barta

Norman J. Barta is serving as our president and chief executive officer under a written employment agreement with us. This agreement, as amended to date, has a term that expires on June 30, 2007. This agreement provides Mr. Barta with an annual base salary since July 31, 2004 of $285,000. During each year that Mr. Barta is employed with us, our compensation committee will review Mr. Barta’s performance and determine, in its sole discretion, whether to further increase Mr. Barta’s annual base salary.

We have agreed to pay Mr. Barta a bonus equal to 10% of his salary at the time each of the following six milestones is achieved: (1) the OLpūr MD190 hemodiafiltration device or a related device is deemed ready to enter a clinical trial by the FDA or an analogous body outside of the United States in a region where there exists significant market opportunity for the sale of the device; (2) the completion of a clinical trial of the device in such a region; (3) the first regulatory approval of the device in such a region; (4) a second hemodiafiltration device is deemed ready to enter a clinical trial by the FDA or an analogous body outside of the United States in a region where there exists significant market opportunity for the sale of such device; (5) the completion of the clinical trial of the second device in such a region; and (6) the first regulatory approval of the second device in such region. To date, milestones (1) through (3) have been achieved. The agreement provides that after July 2004, additional realistic milestones will be set for each year, with the total potential payment for these additional milestones, if achieved, each year equaling at least 20% of Mr. Barta’s annual base salary as of the date the milestones are set.

Pursuant to the employment agreement, our Compensation Committee established the following two additional milestones during 2005, the achievement of each of which will trigger a bonus equal to 10% of Mr. Barta’s current base salary: (a) achieving certain levels of Net Revenues for the six months ending June 30, 2005; and (b) maintaining a certain level of contribution margins over the same time period. We have also agreed to pay to Mr. Barta a bonus of one percent of the license fee or technology access fee not tied directly to sales or expressed as a percentage of receipts or by reference to units produced which is paid to us with respect to any consummated licensing agreement of the ESRD therapy machines or dialyzer technology devices, subject to a maximum bonus of $500,000 per license agreement (including renewals and amendments) and to an aggregate maximum of $2,000,000. Also, pursuant to such agreement, the Company’s Compensation Committee has established the following milestones for the year ending June 30, 2006. Mr. Barta may earn a cash bonus of up to $28,500 (plus up to $14,240, payable in common stock of the Company) upon achieving certain sales and EBITDA targets. In addition, Mr. Barta may earn a cash bonus of up to $28,500 for successful achievement, as determined by the Board, of the following goals, in part or in full: acquisition/licensing of mid-dilution filter, H2H or similar; development of water filtration business; development of other products; new intellectual property filings; sales leadership improvements; and completion of UK clinical trials.

Mr. Barta’s employment agreement provides that upon termination by us for cause, as defined in the agreement, death or disability, we will pay to him only the base salary and any milestone bonuses due and payable under the terms of the agreement through the date of termination and those that become due and payable within 90 days of that date. If we terminate Mr. Barta for any other reason, Mr. Barta will be entitled to (1) any accrued but unpaid base salary for services rendered through the date of termination; (2) any unpaid milestone bonuses due and payable on or prior to the date of termination or within 90 days thereafter; (3) any unpaid licensing bonuses due and payable on or prior to the date of termination or in respect of licenses consummated during the 90 days following the date of termination; and (4) the continued payment of the base salary (in the amount as of the date of termination) for the remainder of the term (to be paid at the times such base salary would have been paid had his employment not been terminated).

Agreement with Mr. Mark W. Lerner

Mr. Lerner began serving as our chief financial officer on March 6, 2006, pursuant to a letter agreement dated as of March 3, 2006. Mr. Lerner’s initial annual base salary is $175,000. Mr. Lerner also received an option to purchase 40,000 shares of our common stock under our 2004 Equity Incentive Plan. One-quarter of the option vested on the grant date and the remainder of the option will vest in three equal annual installments of 10,000 shares beginning on the anniversary of the grant date.  In addition, Mr. Lerner may be awarded a bonus based on performance. Mr. Lerner’s agreement provides that upon termination by us for cause (as defined in the agreement), death or disability or by his voluntary resignation or retirement, we shall pay him only his accrued but unpaid base salary for services rendered through the date of termination. If we terminate Mr. Lerner’s employment for any other reason, then he shall be entitled to: (1) any accrued but unpaid base salary for services rendered through the date of termination; and (2) the continued payment of his base salary, in the amount as of the date of termination, for ninety (90) days subsequent to the termination date, such payments to be made at the times such base salary would have been paid had his employment not been terminated.

CERTAIN TRANSACTIONS

Columbia University

The Chairman of our Board is the Chairman of Columbia University’s Department of Surgery. We license the right to use approximately 2,678 square feet of office space from the Trustees of Columbia University. The term of the license agreement is for one year through June 30, 2006 at a monthly cost of $10,184, including monthly internet access. We do not currently have any other material relationship with Columbia University.

OTHER MATTERS

People with disabilities

We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend the meeting. Please call or write the Chief Financial Officer at least two weeks before the meeting at our principal executive offices.

How we solicit proxies

In addition to mailing, our employees may solicit proxies personally, electronically, or by telephone. We will pay the costs of soliciting this proxy.

Stockholder Proposals

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for our next annual meeting is January 1, 2007. Such proposals must comply with our By-Laws and the requirements of Regulation 14A of the Exchange Act. To be properly submitted, the proposal must be received at our principal executive offices, 3960 Broadway, New York, New York 10032, no later than the deadline. In order to avoid controversy, stockholders should submit any proposals by means, including electronic means, which permit them to prove the date of delivery.

In addition, Rule 14a-4 of the Exchange Act governs the use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in this proxy statement. With respect to our next annual meeting of stockholders, if we are not provided notice of a stockholder proposal prior to March 24, 2007, we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

If the Board changes the date of next year’s annual meeting by more than 30 days, the Board will, in a timely manner, inform the stockholders of such a change and the effect of such a change on the deadlines given above by including a notice under Item 5 in our earliest possible quarterly report on Form 10-QSB, or if that is impracticable, then by any means reasonably calculated to inform the stockholders.

Other Matters

The Board of Directors does not know of any other matters that are to be presented for action at the annual meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with regard to those matters in accordance with their best judgment.

Questions?

If you have questions or need more information about the annual meeting, write to:

Investor Relations
Nephros, Inc.
3960 Broadway
New York, NY 10032
Attn: Chief Financial Officer

or call us at:

(212) 781-5113

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE BOARD URGES YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN
THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2006

The undersigned hereby constitutes and appoints Norman J. Barta and Mark W. Lerner, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of NEPHROS, INC. (“Nephros”), to be held on June 21, 2006, and at any adjournment or postponement thereof. This proxy, when properly executed and returned in a timely manner, will be voted at this annual meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposal 1, the election of the director nominees named herein; and FOR Proposal 2, ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as Nephros’ independent registered public accounting firm for the fiscal year ending December 31, 2006, and as to all other matters which may come before the meeting in accordance with the judgment of the persons named as proxies herein.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on reverse side.)

The undersigned hereby directs this proxy to be voted as follows:

PLEASE MARK YOUR VOTES IN THE FOLLOWING MANNER, USING DARK INK ONLY:  ☒

	FOR ALL	WITHHOLD
	NOMINEES	ALL
	(except as written to	NOMINEES
the contrary below)
Proposal 1: Election of Directors.
Nominees: Donald G. Drapkin	☐	☐
William J. Fox

FOR, except vote withheld from the following nominee(s):________________________________________________________

	FOR	AGAINST	ABSTAIN

Proposal 2: To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as independent registered public accounting firm.	☐	☐	☐

At the proxies’ discretion on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

I plan to attend the meeting	☐

I do not plan to attend the meeting	☐

Dated:                    , 2006.

Signature(s):

This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate; if shares are held by joint tenants or as community property, both stockholders should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.